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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-69668) pertaining to the 1993 Employee Stock Purchase Plan and 1993 Long-Term Stock Incentive Plan, the Registration Statement (Form S-8 No.33-95052) pertaining to the 1993 Long-Term Stock Incentive Plan of Electroglas, Inc., the Registration Statement (Form S-8 No. 333-35023) pertaining to the 1997 Stock Incentive Plan and Stock Options Granted Pursuant to Agreements made between Electroglas, Inc. and Certain Employees of Knights Technology, Inc., the Registration Statement (Form S-8 No. 333-28327) pertaining to the Knights Technology Inc. 1987 Stock Option Plan and Employment Agreements with each of Tom Sherby, Ken Huang, Mary Korn and Ankush Oberai, the Registration Statement (Form S-8 No. 333-49303) pertaining to Options Granted Pursuant to Agreements made between Electroglas, Inc. and Certain Employees of Techne Systems, Inc., the Registration Statement (Form S-8 No. 333-62139) pertaining to the 1997 Stock Incentive Plan and the 1998 Employee Stock Purchase Plan, the Registration Statement Form S-8 (No. 333-82209) pertaining to the 1997 Stock Incentive Plan and the Registration Statement Form S-8 (No. 333-38842) pertaining to the 1997 Stock Incentive Plan of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Electroglas, Inc., included in this Annual Report (Form 10-K), for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

San Jose, California
March 16, 2000